EX-99.23.i(ii)

J. W. BROWN (1911-1995)    BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS           ATTORNEYS AND COUNSELORS AT LAW     JOANN M. STRASSER
ROBERT S BROWN                   3500 CAREW TOWER           AARON A. VANDERLAAN
DONALD S. MENDELSOHN              441 VINE STREET            LAWRENCE A. ZEINNER
LYNNE SKILKEN                 Cincinnati, Ohio 45202           STEPHANIE M. MACK
AMY G. APPLEGATE             TELEPHONE (513) 381-2121
KATHRYN KNUE PRZYWARA        TELECOPIER (513) 381-2125             OF COUNSEL
MELANIE S. CORWIN                                               GILBERT BETTMAN
                                                                 (1918 - 2000)

                                 April 26, 2001


PC& J Preservation Fund
300 Old Post Office
120 West Third Street
Dayton, Ohio 45402

         RE:  PC&J Preservation Fund, File Nos. 2-95285 and 811-4204

Ladies and Gentlemen:

         A legal opinion that we prepared was filed with Post-Effective Amendment No. 14 (the "Legal Opinion") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 19 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                      Very truly yours,

                                         / s /

                                      BROWN, CUMMINS & BROWN CO., L.P.A.